THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of March 28, 2005 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by FERRO CORPORATION, an Ohio corporation (the “Borrower”), and certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, National City Bank, as Administrative Agent, and Credit Suisse First Boston, as Syndication Agent, are parties to the Credit Agreement, dated as of August 31, 2001 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend and waive certain provisions of the Existing Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend and waive such provision of the Existing Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Third Amendment Effective Date” is defined in Article III.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Section 1. Section 1 of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.1.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by

(a) inserting the following definition in such Section in the appropriate alphabetical sequence:

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of March 28, 2005, among the Borrower and the Lenders party thereto.

(b) Amending the definition of “Consolidated EBITDA” contained therein by deleting the amount $20,000,000 contained in clause (A)(vii) thereof and replacing it with the amount $50,000,000.

SECTION 2.2. Amendments to Section 9. Section 9 of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.2.1. Amendment to Section 9.6. Section 9.6 of the Existing Credit Agreement is hereby amended by deleting the grid appearing therein and substituting the following grid in replacement therefor:

Period	Leverage Ratio
06/30/03 to 03/30/04	3.75:1

03/31/04 to 09/29/04	3.50:1

09/30/04 to 12/31/04	3.25:1

01/01/05 to 06/30/05	3.75:1

07/01/05 to 12/31/05	3.50:1

01/01/06 and thereafter	3.25:1

SECTION 2.2.2. Amendment to Section 9.7. Section 9.7 of the Existing Credit Agreement is hereby amended by deleting the grid appearing therein and substituting the following grid in replacement therefor:

Fixed Charge
Date	Coverage Ratio
09/30/03	1.50:1

12/31/03	1.50:1

03/31/04	1.65:1

06/30/04	1.65:1

09/30/04	1.75:1

12/31/04	1.75:1

03/31/05	1.40:1

06/30/05	1.40:1

09/30/05	1.50:1

12/31/05	1.50:1

03/31/06 and thereafter	1.65:1

ARTICLE III
LIMITED WAIVER TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Lenders hereby (a) waive any (i) Default or Event of Default that may have occurred and be continuing as a result of the Borrower’s failure to comply with the financial covenants set forth in Section 9.6 and 9.7 of the Credit Agreement for the fiscal quarter ended March 31, 2004 and (ii) increase in the Applicable LIBOR Margin or the Base Rate Margin resulting from the Leverage Ratio being excess of 3.5 to 1.00 for such fiscal quarter pursuant to Section 2.7(h)(ii)(E) of the Credit Agreement and (b) waive, until June 30, 2005, compliance by the Borrower with clauses (b) and (c) of Section 8.1 of the Credit Agreement requiring the Borrower to deliver quarterly financial statements with respect to the fiscal quarters ending June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005 and a compliance certificate for each such fiscal quarter.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

This Amendment and the amendments contained herein shall become effective on the date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 4.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower and the Required Lenders.

SECTION 4.2. Amendment Fee. The Administrative Agent shall have received for the account of each Lender that has delivered its signature page in a manner and before the time specified by the Administrative Agent, an amendment fee in an amount equal to 0.125% of the amount of such Lender’s outstanding Commitment.

SECTION 4.3. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 12.1 of the Credit Agreement, if then invoiced.

SECTION 4.4. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2. Credit Document Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Section 12 thereof.

SECTION 5.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Credit Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Credit Document or of any transaction or further or future action on the part of any Credit Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Credit Documents.

SECTION 5.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, on the Third Amendment Effective Date, after giving effect to this Amendment, all statements set forth in clause (b) of Section 6.2 of the Existing Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

FERRO CORPORATION

By:_/s/ Thomas M. Gannon

Title: Chief Financial Officer

CREDIT SUISSE FIRST BOSTON,
as a Lender

By:_/s/ Phillip Ho

Title: Director

By:_/s/ Rianka Mohan

Title: Associate

NATIONAL CITY BANK,
as a Lender

By:_/s/ Robert S. Coleman

Title: Senior Vice President

THE BANK OF NEW YORK,
as a Lender

By:_/s/ Kenneth McDonnell

Title: Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD. CHICAGO BRANCH,
as a Lender

By:_/s/ Shinichiro Munechika

Title: Deputy General Manager

CITICORP USA, INC.,
as a Lender

By:_/s/ Stuart Miller

Title: Vice President

FIFTH THIRD BANK,
as a Lender

By:_/s/ Martin H. McGinty

Title: Vice President

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH,
as a Lender

By:_/s/ Ken Hamilton

Title: Director

By:_/s/ Luc Perrot

Title: Associate Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:_/s/ Marianne T. Meil

Title: Vice President

THE NORINCHUKIN BANK,
as a Lender

By:_/s/ Masanori Shoji

Title: Joint General Manager

SUNTRUST BANK,
as a Lender

By:_/s/ William C. Humphries

Title: Managing Director

FIRSTMERIT BANK, N.A.,
as a Lender

By:_/s/ Robert Dracon

Title: Vice President